UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2010

INTERACTIVE DATA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31555	13-3668779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 2.02.	Results of Operations and Financial Condition.

On November 15, 2010, Interactive Data Corporation (the “Company”) issued a press release announcing its results of operation for the third quarter 2010.

Item 8.01.	Other Events.

On November 5, 2010, the Court of Chancery of the State of Delaware, entered an order approving the settlement and dismissal with prejudice of the stockholder class action litigation described in the Company’s current reports on Form 8-K filed on May 7, May 19, June 17 and July 6, 2010, respectively. The settlement and dismissal was in accordance with the terms as set forth in the June 29, 2010 memorandum of understanding (which memorandum of understanding is further described in the Company’s current report on Form 8-K filed with the SEC on July 6). The settlement and dismissal with prejudice resolves all of the class claims that were or could have been brought in the litigation, including all class claims relating to the July 29, 2010 merger transaction (other than claims for appraisal under Section 262 of the Delaware General Corporation Law). As part of the settlement and dismissal with prejudice, the Company will pay plaintiffs’ counsel the amount of $612,500 for its fees and expenses in the action. This payment is due on or before November 19. The settlement does not affect the merger consideration paid to the Company’s stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release of Interactive Data Corporation, dated November 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION
(Registrant)

By:	/S/ VINCENT A. CHIPPARI
Name:	Vincent A. Chippari
Title:	Chief Financial Officer

Date: November 15, 2010

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